
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Fund IV
Financial Statements for the six months ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       1,315,052
<SECURITIES>                                         0
<RECEIVABLES>                                   30,225
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               522,164
<PP&E>                                      40,387,877<F1>
<DEPRECIATION>                              23,828,269<F2>
<TOTAL-ASSETS>                              18,427,049
<CURRENT-LIABILITIES>                          886,568
<BONDS>                                     20,567,359<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,026,878<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                18,427,049
<SALES>                                      3,690,003
<TOTAL-REVENUES>                             3,690,003
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,972,021<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             649,334
<INCOME-PRETAX>                                 68,648
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             68,648
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    68,648<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes apartment complexes of $39,989,219 and deferred expenses of $398,658.
<F2>Includes depreciation of $23,698,185 and amortization of deferred expenses of
$130,084.
<F3>Represents mortgage notes payable.
<F4>Represents total deficit of General and Limited Partners of ($288,817) and
($2,738,061), respectively.
<F5>Includes operating expenses of $1,600,509, real estate tax expenses of $333,399 and depreciation and amortization of $1,035,714 and minority interest of
$2,399.
<F6>Net income allocated $686 General Partners, $2,746 Original Limited Partners
and $65,216 to the Investor Limited Partners, for the six months ended June 30,
1996.  Average net income per Unit of Limited Partners Interest is $2.17 on
30,000 Units outstanding.

